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                                                                    EXHIBIT 99.2

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PROXY                                                                     PROXY
                                MASTERING, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned hereby appoints Terence M. Graunke and Marc Pinto, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.001 per share, of Mastering, Inc., a Delaware corporation ("Mastering"), that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Mastering described in the proxy statement/prospectus delivered to the undersigned on or about April 1, 1998 and the accompanying Supplement (collectively, the "Proxy Statement/Prospectus"), or any postponement or adjournment thereof.
 UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXIES NAMED ABOVE.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                 (To be signed and dated on the reverse side.)

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                                MASTERING, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

Approval of the Merger Agreement and the Merger (as such terms are defined in the Proxy Statement/Prospectus).

For  Against  Abstain
[_]    [_]      [_]

                                             Dated: _____________________ , 1998
                                       Signature(s)_____________________________
                                       _________________________________________
                                       (PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                       STOCK CERTIFICATE. WHERE STOCK IS
                                       REGISTERED JOINTLY, ALL OWNERS MUST SIGN.
                                       CORPORATE OWNERS SHOULD SIGN FULL
                                       CORPORATE NAME BY AN AUTHORIZED PERSON.
                                       EXECUTORS, ADMINISTRATORS, TRUSTEES OR
                                       GUARDIANS SHOULD INDICATE THEIR STATUS
                                       WHEN SIGNING.)
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                           . FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT!

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.